EXHIBIT 99.1

Aptose Announces Reverse Share Split

SAN DIEGO and TORONTO, Feb. 18, 2025 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing the tuspetinib (TUS)-based triple drug frontline therapy to treat patients with newly diagnosed AML, today announced that its board of directors (the “Board”) has approved, subject to required regulatory and stock exchange approvals, a plan to consolidate all of its outstanding common shares (the “Common Shares”) on the basis of 1 Common Share for every 30 Common Shares currently outstanding (the "Reverse Share Split"). The Company expects the Reverse Share Split to restore compliance with the minimum bid price requirement set out in Nasdaq Listing Rule 5550(a)(2) and to ensure the Company continues to have access to a wide range of investors.

The Company has 64,301,183 Common Shares outstanding as of February 17, 2025 and, assuming no additional Common Shares are issued prior to the Reverse Share Split, the Reverse Share Split will reduce the issued and outstanding Common Shares to approximately 2,143,372 Common Shares. The Reverse Share Split is subject to approval by the Toronto Stock Exchange (the “TSX”) and the post Reverse Share Split Common Shares are expected to commence trading on the TSX and the Nasdaq at market open on February 26, 2025, subject to ﬁnal conﬁrmation from the TSX and the Nasdaq. No fractional Common Shares will be issued in connection with the Reverse Share Split. Any fractional Common Shares arising from the Reverse Share Split will be deemed to have been tendered by its registered owner to the Company for cancellation for no consideration.

A letter of transmittal (a "Letter of Transmittal") with respect to the Reverse Share Split will be mailed to registered shareholders of the Company. All registered shareholders with physical certificates will be required to send their certificates representing pre-Reverse Share Split Common Shares along with a completed Letter of Transmittal to the Company's transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions provided in the Letter of Transmittal. Additional copies of the Letter of Transmittal can be obtained through Computershare. All shareholders who submit a duly completed Letter of Transmittal along with their pre- Reverse Share Split Common Share certificate(s) to Computershare will receive a post- Reverse Share Split Common Share certificate. Shareholders who hold their Common Shares through a broker or other intermediary and do not have Common Shares registered in their name will not need to complete a Letter of Transmittal.

The exercise or conversion price and the number of Common Shares issuable under any of the Company's outstanding warrants, convertible notes, stock options and any other securities convertible in Common Shares will be proportionately adjusted to reflect the Reverse Share Split in accordance with the respective terms thereof.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage, oral kinase inhibitor tuspetinib (TUS) has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML) and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Reverse Share Split and the effective date thereof, the time as well as statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to regain compliance with the NASDAQ Listing Rules prior to March 31, 2025; our ability to obtain the capital required for research and operations and to continue as a going concern; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com